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INDEPENDENT AUDITORS' REPORT


To the Trustees and Investors of Tax-Managed
 Growth Portfolio:

In planning and performing our audit of the
financial statements of
Tax-Managed Growth Portfolio (the "Portfolio")
for the  year  ended
December  31,  2003  (on  which we have  issued
  our  report  dated
February  20, 2004), we considered its internal
 control,  including
control  activities  for  safeguarding
securities,  in  order   to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance  on  the
Portfolio's internal control.

The management of the Portfolio is responsible
for establishing and
maintaining  internal control.  In fulfilling
this  responsibility,
estimates  and judgments by management are
required to  assess  the
expected  benefits  and  related  costs  of
controls.   Generally,
controls  that  are relevant to an audit pertain
to  the  entity's
objective  of preparing financial statements for
external  purposes
that  are fairly presented in conformity with
accounting principles
generally accepted in the United States of America.
  Those controls
include   the   safeguarding   of   assets
gainst   unauthorized
acquisition, use, or disposition.

Because   of   inherent  limitations  in  any
internal   control,
misstatements due to error or fraud may occur and
 not be  detected.
Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control  may
become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our  consideration  of the Portfolio's internal
control  would  not
 control that might
be  material weaknesses under standards
 established by the American
Institute of Certified Public Accountants.
A material weakness  is
a  condition in which the design or operation of
one or more of the
internal  control  components does not reduce to a
  relatively  low
level  the  risk  that misstatements caused by
error  or  fraud  in
to  the  financial
statements  being  audited may occur and not be
 detected  within  a
timely period by employees in the normal course
of performing their
assigned  functions.   However, we noted no matters
 involving  the
Portfolio's internal control and its operation, ncluding controls for safeguarding securities, that we consider to  be  material
weaknesses as defined above as of
December 31, 2003.

This report is intended solely for the information and use of
Tax-Managed  Growth
Portfolio  and the Securities and Exchange Commission
 and  is  not
intended  to be and should not be used by anyone other
  than  these
specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 20, 2004